Exhibit 24.1
LIMITED POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Boris Elisman, Neal V. Fenwick, and Thomas P. O’Neill, Jr. and each of them, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities and Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his or her capacity as a director or officer of the registrant, to the Annual Report as filed with the United States Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall so or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Boris Elisman	President and Chief Executive Officer (principal executive officer)	February 25, 2014
Boris Elisman

/s/ Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2014
Neal V. Fenwick

/s/ Thomas P. O’Neill, Jr.	Senior Vice President, Finance and Accounting (principal accounting officer)	February 25, 2014
Thomas P. O’Neill, Jr.

/s/ Robert J. Keller	Executive Chairman of the Board	February 25, 2014
Robert J. Keller

/s/ George V. Bayly	Director	February 25, 2014
George V. Bayly

/s/ James A. Buzzard	Director	February 25, 2014
James A. Buzzard

/s/ Kathleen S. Dvorak	Director	February 25, 2014
Kathleen S. Dvorak

/s/ G. Thomas Hargrove	Director	February 25, 2014
G. Thomas Hargrove

/s/ Robert H. Jenkins	Director	February 25, 2014
Robert H. Jenkins

/s/ Thomas Kroeger	Director	February 25, 2014
Thomas Kroeger

/s/ Michael Norkus	Director	February 25, 2014
Michael Norkus

/s/ E. Mark Rajkowski	Director	February 25, 2014
E. Mark Rajkowski

/s/ Sheila G. Talton	Director	February 25, 2014
Sheila G. Talton

/s/ Norman H. Wesley	Director	February 25, 2014
Norman H. Wesley